                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 9, 2008

                             ENERJEX RESOURCES, INC.
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                 (Name of small business issuer in its charter)

            Nevada                       000-30234              88-0422242
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(State or other jurisdiction of   (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)

7300 W. 110th, 7th Floor
Overland Park, KS                                                        66210
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(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's telephone number, including area code: (913) 693-4600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the
     Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On  April  9,  2008,  EnerJex  Kansas,  Inc.  and  DD  Energy,  Inc.,  each wholly-owned subsidiaries of the Registrant (the "Subsidiaries"), entered into a
Debt  Modification   Agreement  (the   "Modification")   with  Cornerstone  Bank
("Cornerstone")  amending the Commercial  Loan Agreement dated February 27, 2008 between the Subsidiaries and Cornerstone (as amended,  the "Credit  Agreement").
The  Modification  increased  the total  amount of the credit  facility  to $1.5 million.  The Credit  Agreement  terminates on August 27, 2009 and is secured by the assets of the Subsidiaries.  Outstanding balances under the Credit Agreement bear interest at 8%.

     The description of the  Modification and Credit Agreement do not purport to be complete  and are  qualified  in their  entirety by reference to the complete
Modification and Credit Agreement to be filed with the Registrant's  next Annual
Report on Form 10-K.

Item 2.03 Creation of a Direct  Financial  Obligation or an Obligation  under an
          Off-Balance Sheet Arrangement of a Registrant.

     The information  included under Item 1.01 above is  incorporated  into this
Item 2.03 by reference.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  Report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                       ENERJEX RESOURCES, INC.

                                       By:  /s/ Steve Cochennet
                                          --------------------------------------
                                          Steve Cochennet, Chief Executive
                                          Officer

Date: April 15, 2008